EXHIBIT 23(b)


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) pertaining to the Dividend Reinvestment and Stock Purchase Plan of United Dominion Realty Trust, Inc. and to the incorporation by reference therein of our report dated March 4, 1997, with respect to the consolidated financial statements of South West Property Trust Inc. included in United Dominion Realty Trust, Inc.'s Current Report (Form 8-K/A No. 1) dated March 17, 1997, filed with the Securities and Exchange Commission.


                                /s/ Ernst & Young LLP



Dallas, Texas
January 14, 1998